Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to rule 462(b) under the Securities Act of 1933, as amended, of our report dated September 8, 2025, relating to the financial statements of Evolution Global Acquisition Corp. as of June 30, 2025 and for the period from June 26, 2025 (inception) through June 30, 2025, appearing in the Registration Statement on Amendment No. 3 to Form S-1, File No. 333- 289152.

/s/ WithumSmith+Brown, PC

New York, New York

November 10, 2025